UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2009

CHINA POLYPEPTIDE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151148	20-8731646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No. 11 Jiangda Road
Jianghan Economical Development Zone
430023 Wuhan, P.R. China

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86 27 835 183 96

Hamptons Extreme, Inc.
(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2009, Hamptons Extreme, Inc. (the “Company”) filed a Certificate of Amendment with the Secretary of State of Delaware in order to change the Company’s name to China Polypeptide Group, Inc. to more accurately reflect its current business and to implement a forward split of the Company’s common stock on the basis of 8 shares for every 1 share issued and outstanding.  Neither the total number of authorized shares, nor the par value of the shares were changed by this action.  The amendments were approved by written consent of the Company’s board of directors and by written consent of a majority of the Company’s shareholders effective on December 1, 2009.

A copy of the Certificate of Amendment is attached hereto as Exhibit 99.1

In connection with the foregoing amendments, the Company submitted the required information to FINRA in order to obtain a new trading symbol for its common stock on the Over-the-Counter Bulletin Board.  Effective as of the opening of business on December 24, 2009, the Company’s Over-the-Counter Bulletin Board trading symbol will be CHPN.  The Company’s prior OTCBB symbol was HMEX.

Item 9.01. Financial Statement and Exhibits

(d) Financial Statements and Exhibits

Exhibit No.	Description

99.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA POLYPEPTIDE GROUP, INC.

Date: December 23, 2009
/s/ Dongliang Chen
Name: Dongliang Chen
Title: Chairman and Chief Executive Officer